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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-32016

                              PROSPECTUS SUPPLEMENT

                       To Prospectus dated March 17, 2000

     and supplemented by the Prospectus Supplements, dated April 17, 2000, May 12, 2000, June 26, 2000, and July 20, 2000 of

                       VALUE CITY DEPARTMENT STORES, INC.

         Filene's Basement, Inc. ("Filene's") sold the following number of shares of our common stock on the dates provided below:

-  2,000 shares on July 14, 2000;       -  2,000 shares on August 1, 2000;
-  1,100 shares on July 17, 2000;       -  2,000 shares on August 2, 2000;
-  1,300 shares on July 18, 2000;       -  2,000 shares on August 3, 2000;
-  2,000 shares on July 19, 2000;       -  2,000 shares on August 4, 2000;
-  2,000 shares on July 20, 2000;       -  2,000 shares on August 7, 2000;
-  2,000 shares on July 21, 2000;       -  300 shares on August 8, 2000;
-  2,000 shares on July 25, 2000;       -  2,000 shares on August 9, 2000;
-  2,000 shares on July 26, 2000;       -  2,000 shares on August 10, 2000; and
-  2,000 shares on July 28, 2000;       -  2,000 shares on August 11, 2000.
-  2,000 shares on July 31, 2000;


These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, Filene's beneficially owned 192,908 shares of our common stock.

         The John D. Holley Revocable Trust, John D. Holley TTEE (the "John Holley Trust") sold the following number of shares of our common stock on the dates provided below:


-  750 shares on July 25, 2000;        -  750 shares on August 3, 2000;
-  1,000 shares on July 28, 2000;      -  750 shares on August 4, 2000;
-  1,000 shares on July 31, 2000;      -  2,000 shares on August 9, 2000; and
-  750 shares on August 2, 2000;       -  2,000 shares on August 11, 2000.


These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the John Holley Trust beneficially owned 49,687 shares.

         The Thomas W. Holley Revocable Trust, Thomas Holley TTEE (the "Thomas Holley Trust") sold the following number of shares of our common stock on the dates provided below:

- 1,000 shares on June 26, 2000;     - 2,000 shares on July 24, 2000;
- 1,000 shares on July 10, 2000;     - 2,000 shares on July 25, 2000;
- 800 shares on July 17, 2000;       - 2,000 shares on July 26, 2000;
- 1,000 shares on July 18, 2000;     - 2,000 shares on July 28, 2000;
- 1,000 shares on July 19, 2000;     - 2,000 shares on July 31, 2000; and
- 1,000 shares on July 20, 2000;     - 26,188 shares on August 1, 2000;.
- 2,000 shares on July 21, 2000;

These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the Thomas Holley Trust beneficially owned 0 shares.



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         The Michael Andrew Holley Revocable Trust, Michael Andrew Holley TTEE
(the "Michael Holley Trust") sold the following number of shares of our common stock on the dates provided below:

-  2,500 shares on August 9, 2000.

         These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the Michael Holley Trust beneficially owned 57,087 shares.

         The Philip S. Holley Revocable Trust, Philip S. Holley TTEE (the "Philip Holley Trust") sold the following number of shares of our common stock on the dates provided below:

-  2,000 shares on August 9, 2000;        -  2,000 shares on August 11, 2000.
-  2,000 shares on August 10, 2000; and


         These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the Philip Holley Trust beneficially owned 57,987 shares.

         On August 14, 2000, the closing price per share of our common stock on the New York Stock Exchange was $9.13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus Supplement is August 15, 2000.